EXHIBIT 1.5

CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

July 10, 2003

CANTOR FITZGERALD & CO.

135 East 57th Street, 3rd Floor

New York, New York 10171

Dear Sirs/Ladies:

Puget Energy, Inc., a Washington corporation (the “Company”), confirms its agreement (“Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”), as follows:

1.    Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through CF&Co, acting as agent and/or principal, up to 3,500,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”). The issuance and sale of Shares through CF&Co will be effected pursuant to a registration statement on Form S-3 filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”).

2.    Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify CF&Co of the proposed terms of such Placement. If CF&Co wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, CF&Co will issue to the Company a written notice setting forth the terms that CF&Co is willing to accept, including without limitation the number of Shares (“Placement Shares”) to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which CF&Co may act in selling Shares hereunder (as principal, agent or both) (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The amount of any discount, commission or other compensation to be paid by the Company to CF&Co shall be a fixed rate of three percent (3.00%) of the gross proceeds of any Shares sold under this Agreement. The terms set forth in a Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an “Acceptance”); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day (as defined in Section 12) following the Business Day on which such Placement Notice is delivered to the Company. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until CF&Co delivers a Placement Notice to the Company and the Company delivers an Acceptance to such Placement Notice to CF&Co, and then only upon the terms specified in such Placement

Notice and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.    Sale of Placement Shares by CF&Co. Subject to the terms and conditions of this Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company following the close of trading on the New York Stock Exchange each Trading Day (as defined below) on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. CF&Co will sell Placement Shares in the manner set forth in the Placement Notice, which may include privately negotiated transactions and/or any other method permitted by law, including sales to be made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Act”). The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Common Stock may be purchased and sold on the New York Stock Exchange.

4.    Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed promptly by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the giving of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time by delivery of a copy of the amended schedule to the Company. CF&Co agrees to amend such Schedule promptly to reflect the replacement of any of the listed individuals.

5.    Settlement.

(1)    Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (“Net

Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for CF&Co’s commission, discount, or other compensation for such sales payable by the Company and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(2)    Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, CF&Co that:

(1)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act (as hereinafter defined). The Common Stock is currently listed and quoted on the New York Stock Exchange under the trading symbol “PSD”. The Company (i) meets the requirements for use of Form S-3 under the Act and the rules and regulations thereunder (“Rules and Regulations”) for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act (as defined herein) and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than twelve (12) calendar months. A registration statement on Form S-3 (Registration No. 333-82940-02) with respect to the Shares (as amended or supplemented, the “Registration Statement”), including the form of prospectus contained therein (as amended or supplemented, the “Prospectus”), has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and has become effective. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company, and the Company will use reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission. Copies of all filings made by the Company under the Act which are incorporated by reference (or deemed to be incorporated) into the Prospectus on or prior to date hereof have been delivered to CF&Co. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

(2)    Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

(3)    The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto (the “Disclosure Documents”), when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing will not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in any such document.

(4)    The consolidated financial statements and financial schedules of the Company and its subsidiaries, including Puget Sound Energy, Inc., a Washington corporation wholly-owned by the Company (“PSE”), and its subsidiaries, together with the related notes set forth or incorporated by reference in the Registration Statement and Prospectus, have been and will be prepared in accordance with Regulation S-X under the Act and with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present and will fairly present the consolidated financial position of the Company and PSE as of the dates thereof and the results of its operations and cash flows or the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and its subsidiaries, in each case including the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act.

(5)    The Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Washington with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not reasonably be expected to have a material adverse effect on (i) the consolidated business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) the transactions contemplated hereby, (iii) the Shares or (iv) the ability of the Company to perform its obligations under this Agreement (collectively, a “Material Adverse Effect”). The Company has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to CF&Co.

(6)    (1)    Each direct or indirect subsidiary of the Company, including PSE (each a “Subsidiary” and collectively “Subsidiaries”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it.

(2)    The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) as of the date of this Agreement, other than PSE, although the Company anticipates that InfrastruX Group, Inc. will be a “significant subsidiary” in the future (collectively with PSE, the “Material Subsidiaries”). The Material Subsidiaries are the Company’s only direct Subsidiaries. Complete and correct copies of the articles of incorporation and of the bylaws of the Material Subsidiaries and all amendments hereto have been delivered to CF&Co.

(3)    All of the outstanding shares of common stock of each of the Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of common stock of PSE are wholly owned by the Company, and all of the outstanding shares of capital stock of the Material Subsidiaries owned by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims, except such (i) as are described in the Prospectus (including the documents incorporated by reference therein) or (ii) that do not singly or in the aggregate materially affect the value of such capital stock or the Company’s ownership interest in such capital stock. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of common stock of PSE are outstanding.

(7)    The Company has an authorized capitalization as set forth in its most recent Annual Report on Form 10-K and will have an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws.

(8)    The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all Encumbrances; the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Shares will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented. Neither the shareholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Shares.

(9)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, and (ii) there has not been any development that has caused a Material Adverse Effect, or any development reasonably likely to cause a Material Adverse Effect.

(10)    Except as set forth in the Prospectus, there is no claim, litigation or administrative proceeding or inquiry pending, or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, or, to the Company’s knowledge, against any officer, director or employee of the Company or any Subsidiary in connection with such person’s employment therewith that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(11)    There are no legal or governmental proceedings, contracts or documents of the Company or any of its Subsidiaries that are required to be described in or filed as exhibits to the Commission Documents, Registration Statement or any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so described or filed as required.

(12)    Subject to approval of each Placement Notice by the Company’s Board of Directors (or duly authorized committee thereof), all necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether applied in a proceeding at law or in equity).

(13)    Neither the Company nor any of its Subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any indenture, mortgage, deed of trust, loan or credit agreement or any provision of any instrument or contract to which it is a party or by which it is bound, except for such violations or defaults that, individually and collectively, would not reasonably be expected to result in a Material Adverse Effect.

(14)    Executing and delivering this Agreement and the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in (i) a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of the property of the Company or any of its Subsidiaries is subject, except for such breaches or violations that would not reasonable be expected to have a Material Adverse Effect, (ii) a violation of the Company’s charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect, or (iii) he creation of any Encumbrance upon any assets of the Company or of any of its Subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a “poison pill” provision or otherwise), on the part of holders of the Company’s securities or any other person.

(15)    The Company and its Subsidiaries are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except for such violations or noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(16)    The Company and its Subsidiaries possess such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct their business as described in the Prospectus except for licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights, the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have not received any notice of proceedings or investigations relating to the revocation or modification of any such licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except the filing with the Commission of the Registration Statement (including the Prospectus) and amendments and supplements to the Registration Statement and Prospectus related to the issue and sale of the Shares and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or made or as may be required under state securities or Blue Sky laws.

(17)    Except as described in the Prospectus, to the best of the Company’s knowledge, the Company carries, or is covered by, insurance in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries.

(18)    Except as described in the Prospectus, the Company and each Subsidiary have obtained all material environmental permits, licenses and other authorizations required by federal, state, foreign and local law in order to conduct their businesses as described in the Prospectus; the Company and each Subsidiary are conducting their businesses in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectus, neither the Company nor any Subsidiary is in violation of any federal, state, foreign or local law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials except for such violations or oncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(19)    PricewaterhouseCoopers LLP, which has audited the financial statements of the Company and its Subsidiaries included in the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

(20)    On each Settlement Date and each Filing Date (as defined in paragraph 7(l) below), the Company shall be deemed to have confirmed (i) the accuracy and completeness, as of such date, of each representation and warranty made by it in this Agreement, as if each such representation and warranty were made on and as of such date, and (ii) that the Company has complied with all of the agreements to be performed by it hereunder at or prior to such date.

(21)    The Company and each Material Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.    Covenants of the Company. The Company covenants and agrees with CF&Co that:

(1)    During any period in which either a Placement Notice is in effect or a prospectus relating to the Shares is required to be delivered by CF&Co under the Act: (i) the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, provided that delivery to CF&Co of a copy of a document pursuant to clause (iv) below will satisfy the notice requirement of this clause (i) with respect to the filing of such document with the Commission; (ii) the Company will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s opinion, may be necessary or advisable in connection with the distribution of the Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than documents deemed to be incorporated by reference in the Registration Statement or Prospectus as contemplated by Section 6(a) of this Agreement and any prospectus supplement relating to the offering of other securities registered under the Registration Statement) unless a copy thereof has been submitted to CF&Co a reasonable period of time before the filing nd CF&Co has not reasonably objected thereto (provided, however, that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement); (iv) the Company will furnish to CF&Co promptly following the filing thereof, a copy of any document that upon filing is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, provided that the Company will not be required to furnish the exhibits to such filings; and (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(2)    The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(3)    Within the time during which either a Placement Notice is in effect or a prospectus relating to the Shares is required to be delivered by CF&Co under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify CF&Co to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(4)    The Company will use commercially reasonable efforts to cause the Shares to be listed on the New York Stock Exchange and to qualify the Shares for sale under the securities laws of such jurisdictions as CF&Co designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(5)    The Company will furnish to CF&Co (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the egistration Statement or Prospectus that are filed with the Commission during the period in which either a Placement Notice is in effect or a prospectus relating to the Shares is required to be delivered under the Act (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement and other that any documents incorporated by reference therein that are furnished pursuant to Section 7(a)(iv) above), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of Shares may be made.

(6)    The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(7)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the fees and disbursements of the Company’s counsel and accountants and the reasonable fees and expenses of CF&Co’s counsel in connection with negotiating this agreement and performing its obligations hereunder, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for CF&Co in connection therewith, (v) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the New York Stock Exchange, or (vii) filing fees and expenses, if any, of the Commission and the National Association of Securities Dealers, Inc. Corporate Finance Department.

(8)    The Company will use the Net Proceeds as described in the Prospectus.

(9)    Without (i) the written consent of CF&Co or (ii) suspending activity pursuant to Section 4 hereof, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Acceptance of a Placement Notice is delivered to CF&Co hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restriction shall not apply with respect to the Company’s issuance or sale of (i) Common Stock, options to purchase shares of

Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, direct stock purchase plan or dividend einvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company now in effect, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding.

(10)    The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

(11)    The Company will cooperate with any due diligence review conducted by CF&Co or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours.

(12)    In connection with sales of Shares made by CF&Co, the Company agrees that on or prior to the date the Rules and Regulations shall require, the Company will, if necessary, (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act (each and every filing under Rule 424(b) a “Filing Date”), which prospectus supplement will set forth, with regard to such sales, the dates of such sales, the amount of Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(13)    On the date of this Agreement, the Company shall furnish or cause to be furnished to CF&Co a written opinion of Perkins Coie LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to CF&Co, dated the date of this Agreement, in form and substance satisfactory to CF&Co and its counsel, in substantially the form attached hereto as Exhibit 8(e)(1), and thereafter, the Company shall furnish or cause to be furnished to CF&Co a written opinion of Company Counsel, or other counsel satisfactory to CF&Co, in form and substance satisfactory to CF&Co and its counsel, in substantially the form attached hereto as Exhibit 8(e)(2) (each a “Current Opinion”) at any time selected by the Company on or following the date on which the Registration Statement is amended or the Prospectus supplemented whether by way of any document or filing being incorporated by reference therein, including any proxy and information statements subject to Section 14 of the Exchange Act, Reports on Forms 10-K, Form 10-Q and Form 8-K (but excluding (i) matters reported solely under Item 9 of Form 8-K, (ii) any supplement solely containing information provided by CF&Co pursuant to Section 7(l) hereof, and (iii) any amendment to the Registration Statement or supplement to the Prospectus which directly relates to an offer other than the offer of Placement Shares hereunder) (each such amendment or supplement, an “Opinion Triggering Event”); provided, however, that if as of the date on which an Acceptance is delivered by the Company, an Opinion Triggering Event has occurred and a Current Opinion has not yet been furnished to CF&Co on, or subsequent to, the date of such Opinion Triggering Event, then a Current Opinion shall be furnished to CF&Co no ater than one Business Day after delivery of the Acceptance; and provided, further, that during the period in which a prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Act, a Current Opinion shall be furnished to CF&Co no later than one Business Day after each Opinion Triggering Event that occurs during such period.

(14)    On the date of this Agreement, the Company shall cause its independent accountants, reasonably satisfactory to CF&Co (“Independent Accountants”), forthwith to furnish CF&Co a letter, dated the date of this Agreement, in form and substance satisfactory to CF&Co, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the “Initial Comfort Letter”), and thereafter, at any time selected by the Company on or following the date on which the Registration Statement is amended or the Prospectus relating to the Placement Shares is supplemented (as described in Section 7(m)) to include additional or amended financial information (each such amendment or supplement, a “Comfort Letter Triggering Event”), the Company shall cause its Independent Accountants to furnish CF&Co a letter (each an “Additional Comfort Letter”), dated the date of its delivery, in form and substance satisfactory to CF&Co, (x) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (y) stating, as of the date of such Additional Comfort Letter, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (z) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on the date of such Additional Comfort Letter and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such Additional Comfort Letter; provided, however, that if as of the date on which an Acceptance is delivered by the Company, an Comfort Letter Triggering Event has occurred and an Additional Comfort Letter has not yet been furnished to CF&Co on, or subsequent to, the date of such Comfort Letter Triggering Event, then an Additional Comfort Letter shall be furnished to CF&Co no later than third Business Day after delivery of the Acceptance; and provided, further, that during the period in which a prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Act, an Additional Comfort Letter shall be furnished to CF&Co no later than three Business Days after each Comfort Letter Triggering Event that occurs during such period.

(15)    The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than CF&Co.

(16)    The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Act and the Exchange Act, purchase and sell shares of Common Stock for its own account at the same time as Shares are being sold by the Company pursuant to this Agreement, provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

8.    Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

(1)    The Registration Statement shall have become effective covering all Placement Shares, including all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(2)    None of the following events shall have occurred: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)    CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co’s opinion is material, or omits to state a fact that in CF&Co’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(4)    Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission prior to the date of this Agreement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not ave been any material change, on a consolidated basis, in the authorized capital stock of the Company and its Subsidiaries, or any development that has caused, or that may reasonably be expected to cause, a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(5)    CF&Co shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(m) on or before the date on which satisfaction of this condition is determined.

(6)    CF&Co shall have received the Comfort Letters required to be delivered pursuant Section 7(n) on or before the date on which satisfaction of this condition is determined.

(7)    The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange, and trading in the Common Stock shall not have been suspended on such exchange.

(8)    In connection with each Acceptance, the Company shall furnish to CF&Co such appropriate further information, certificates and documents as CF&Co may reasonably request for purposes of fulfilling its obligations hereunder. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

(9)    There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

9.    Indemnification and Contribution.

(1)    The Company agrees to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (x) controls CF&Co within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or (y) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as incurred, to which CF&Co, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at ommon law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any document incorporated by reference in the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any breach by the Company of any of its representations, warranties and agreements contained in this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement that is caused directly by an untrue statement or omission made in reliance upon, and in conformity with, information furnished in writing to the Company by CF&Co expressly stating that such information is intended for inclusion in any document described in clause (a)(i) above; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any CF&Co Affiliate if CF&Co failed to deliver a Prospectus, as then amended and supplemented, to the person asserting any losses, claims, liabilities, expenses or damages caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as amended and supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(2)    CF&Co agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (x) controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or (y) is controlled by or is under common control with Company (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by CF&Co expressly stating that such information is intended for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(3)    Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers erved, but the omission to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 or (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in the defense of any such action and, to the extent that it elects, by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have eimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(4)    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and CF&Co on the other hand from the offering of the Shares pursuant to this Agreement. The relative benefits received by the Company on the one hand and CF&Co on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by CF&Co from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and CF&Co, on the other hand, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with

Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a arty to this Agreement within the meaning of the Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.    Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery of the Shares and payment therefor or (iii) any termination of this Agreement.

11.    Termination.

(1)    CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred which, in the reasonable judgment of CF&Co, may materially impair the investment quality of the Shares, (ii) the Company has failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Shares on the New York Stock Exchange, or any setting of minimum prices for trading of the Shares on such exchange, has occurred, (v) any banking moratorium has been declared by federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress or any other substantial national or international calamity or crisis has occurred that, in the reasonable judgment of CF&Co, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares pursuant to this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

If CF&Co elects to terminate this Agreement as provided in this Section, CF&Co shall provide the required notice as specified herein.

(2)    This Agreement may be terminated for any reason, at any time by either the Company or the CF&Co, upon giving 30 days’ prior written notice of such termination to the other party hereto. Any such termination shall be without liability of any party to any other party xcept that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(3)    This Agreement shall remain in full force and effect unless terminated pursuant to Section 11(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(4)    Any termination of this Agreement shall be effective on the close of business on the later of the date specified in such notice of termination or that date on which such notice of termination is deemed given; provided that any Shares sold hereunder prior to such termination date which have not settled prior to such termination date shall settle in accordance with the provisions of this Agreement.

12.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to CF&Co, shall be delivered to

CF&Co at Cantor Fitzgerald & Co., 135 East 57th Street, 3rd Floor, New York, New York 10022, fax no. (212) 829-4972, Attention: Marc J. Blazer, Managing Director,

with a copy to General Counsel, Steven Merkel, at the same address,

and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, fax no. (212) 735-2000, Attention Christopher J. Kell;

or if sent to the Company, shall be delivered to

Puget Energy, Inc., 411 – 108th Avenue NE, Bellevue, Washington 98004-5515, fax no. (425) 462-3300, Attention: Donald E. Gaines, Vice President Finance & Treasurer,

with a copy to Perkins Coie, LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101-3099, Attention: Andrew Bor.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the usiness Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business.

13.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign it rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company’s consent, provided, further, that the Company may terminate this Agreement at any time following any such assignment by CF&Co.

14.    Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15.    Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

16.    Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient ervice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.    Waiver of Jury Trial. The Company and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

Very truly yours, PUGET ENERGY, INC.

By:	/s/ DONALD E. GAINES
Name: Donald E. Gaines Title: Vice President Finance and Treasurer

ACCEPTED as of the date first-above written: CANTOR FITZGERALD & CO.

By:	/s/ MARC J. BLAZER
Name: Marc J. Blazer Title: Managing Director & Head of Investment Banking

By:	/s/ STEPHEN MERKEL
Name: Stephen Merkel Title: Executive Managing Director & General Counsel

SCHEDULE 1

CANTOR FITZGERALD & CO. 299 Park Avenue New York, New York 10171

Date

Donald E. Gaines Vice President Finance & Treasurer Puget Energy, Inc. 411 108th Ave.

NE Bellevue, WA 8004-5515

VIA FACSIMILE

FORM OF PLACEMENT NOTICE

Dear                     :

This confirms our agreement to sell [xxx,xxx] shares of Puget Energy, Inc., a Washington corporation (the “Company”) common stock, par value $.01 per share pursuant to the CONTROLLED EQUITY OFFERINGSM Sales Agreement between the Company and Cantor Fitzgerald & Co. (“CF&Co.”) dated July 10, 2003 (the “Agreement”). Terms used herein but not defined herein shall have the meanings set forth in the Agreements.

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold:

Date(s) on which Shares may be Sold:

Underwriting Discount/Commission:

Manner and capacity in which Shares are to be Sold :

By executing this draw down notice, the parties agree to comply with the aforementioned agreements, and to execute the transaction as described herein:

Placements. The terms set forth in this Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an “Acceptance”); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. In the event of a conflict between the terms of the Sales Agreements and the terms of a Placement Notice, the terms of this Placement Notice will control.

Sale of Placement Shares by CF&Co. Subject to the terms and conditions of the Agreements, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of the Agreements, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company.

CF&Co may sell the Placement Shares pursuant to the Plan of Distribution set forth in the Company’s Registration Statement on Form S-3 (Reg. No. 333-2940-02), as the same may be amended and supplemented from time-to-time, which covers sales of securities in accordance with the Agreement, except that if a specific method is set forth on the first page of this Placement Notice, in which case CF&Co may sell the Placement Shares only in accordance with that method. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the New York Stock Exchange.

Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed promptly by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the giving of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 2 to the Agreement, as such Schedule may be amended from time to time.

Settlement of Placement Shares. Unless otherwise specified herein settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Shares were sold, after deduction for CF&Co’s commission, discount, or other compensation for such sales payable by the Company.

Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) of the Agreements, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

Very truly yours,

CANTOR FITZGERALD & CO

By:

Marc J. Blazer

Managing Director

By executing this Acceptance the undersigned certifies that (i) all of the representations and warranties contained in the Agreement are true and correct on the date hereof as if made on the date hereof, (ii) the Board of Directors (or a duly authorized committee thereof) has approved the terms and conditions of contained in the Placement Notice, (iii) the Company is in full compliance with its obligations under the Agreement and (iv) all of the conditions precedent to the consummations of the sales contemplated by the current Placement Notice have been satisfied. The undersigned undertakes to promptly notify CF&Co in the event that the above certification shall cease to be true and correct during any period in which sales may be made under this Placement Notice.

ACCEPTED as of the date

first-above written:

PUGET ENERGY, INC.

By:

Name:

Title:

SCHEDULE 2

Title

Philip Marber	President and CEO

Marc Blazer	Managing Director

Stephen Merkel	General Counsel

Jeffrey Lumby	Director

Patrice McNicoll	Vice President

Exhibit 8(e)(1)

Matters to be covered by initial Company Counsel Opinion

(i)    The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington. Each of Puget Sound Energy, Inc. and InfrastruX Group, Inc. (collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

(ii)    The Company has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Subsidiaries has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus.

(iii)    The Company and each Subsidiary is qualified to do business in the states set forth on Schedule A hereto.

(iv)    The Sales Agreement has been duly authorized, executed, and delivered by the Company.

(v)    The execution and delivery of the Sales Agreement by the Company will not result in the violation by the Company of its Articles of Incorporation or Bylaws, the Articles of Incorporation or Bylaws of any Subsidiary or the Washington Business Corporation Act or any federal or Washington state statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein) or in the breach of or a default under any of the Agreements listed on the Exhibit Index to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, and to the best of our knowledge no consent, approval, authorization or order of, or filing with, any federal or Washington state court or governmental agency or body is required for the consummation of the issuance and sale of the Shares by the Company pursuant to the Sales Agreement, except such as have been obtained under the Act and such as may be required under state securities laws.

(vi)    The Shares to be issued and sold by the Company pursuant to the Sales Agreement have been duly authorized, and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Sales Agreement and a Placement Notice approved the Company’s Board of Directors (or a duly authorized committee thereof) and accepted by a duly authorized officer of the Company, will be validly issued, fully paid and nonassessable and, to the best of our knowledge, free of preemptive rights.

(vii)    The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.

(viii)    The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto filed on or before on the date hereof, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, and each of the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in each case, filed on or before the date hereof, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any other document. In passing upon the compliance as to form of the Registration Statement and the Prospectus and any other document, we have assumed that the statements made and incorporated by reference therein are correct and complete.

(ix)    The statements set forth in the Prospectus under the captions “Description of Capital Stock” and “Plan of Distribution,” insofar as such statements constitute a summary of legal matters and documents referred to therein, are accurate in all material respects.

(x)    To our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party required to be described in the Prospectus that are not described as required.

(xi)    The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

*  Note: “Registration Statement” and “Prospectus” will be defined to include documents incorporated by reference therein (“Incorporated Documents”).

Exhibit 8(e)(2)

Matters to be covered by subsequent Company Counsel Opinions

(i)    The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.

(ii)    The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, and each of the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any other document. In passing upon the compliance as to form of the Registration Statement and the Prospectus and any other document, we have assumed that the statements made and incorporated by reference therein are correct and complete.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

*  Note: “Registration Statement” and “Prospectus” will be defined to include documents incorporated by reference therein (“Incorporated Documents”).